Exhibit 99.3

Unaudited Consolidated Financial Statements

PureCycle Technologies, LLC

June 30, 2023

PureCycle Technologies, LLC.
QUARTERLY SUBMISSION SUMMARY

Delivery Requirement:	Submission Compliance
Interim Financial Statements (Guarantor)	See Form 10-Q for the period ended 6/30/2023 as filed with the SEC.
Interim Financial Statements (Company)	Included herein
Compliance Certificates	Included herein for Guarantor and Company
Operating Statements

a) Budget to Actual for the period

b) Total product sold

c) Amount of Product sold under offtake contracts (in total) and amount of other products sold (with information about sale/purchaser)

d) Production Yield and values by weight/value

e) Supplied waste processed by weight / values

f) IHS/Chemical Data indices used

g) Terms/ extensions / replacements of Offtake or Feedstock contracts

h) Additional production capacity under development

i) hours of operation for the Project

a) Refer to budget to actual

b) Not applicable for Q2. There has been no product sold.

c) Not applicable for Q2. There has been no product sold under Offtake Contracts or of other Products which require disclosure.

d) Not applicable as only one production run executed at the end of Q2.

e) Not applicable for Q2.

f) IHS Average Price for Q2 = $0.6033/lb
   Chemical Market Data Q2 = $0.6033/lb

g) None other than those previously disclosed.

h) Not applicable. There have been no changes to production capacity.

i) Not applicable for Q2; only one production run in June

Reconciliation Statements (Operating Revenue Fund)	Not applicable for Q2.

PureCycle Technologies, LLC.
TABLE OF CONTENTS

PureCycle Technologies, LLC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands)	June 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$ 1,480	$ 50,928
Restricted cash - current	19,827	29,389
Prepaid expense and other current assets	5,276	1,612
Total current assets	26,583	81,929

Restricted cash - noncurrent	147,777	93,415
Property, plant and equipment, net	431,719	373,848
Operating lease right-of-use assets	5,008	5,042
Other long term assets	4,322	4,206
TOTAL ASSETS	$ 615,409	$ 558,440

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$ 3,736	$ 816
Accrued expenses	21,799	26,715
Accrued interest	1,532	1,532
Current portion of long-term debt	3,425	—
Total current liabilities	30,492	29,063

Deferred revenue	5,000	5,000
Bonds payable	230,624	233,513
Operating lease right-of-use liabilities	3,876	3,956
Other Liabilities	1,072	1,117
Due to parent	267,157	188,989
TOTAL LIABILITIES	$ 538,221	$ 461,638

MEMBER'S EQUITY
LLC Member Interest	223,387	223,387
Accumulated deficit	(146,199)	(126,585)
TOTAL MEMBERS' EQUITY	$ 77,188	$ 96,802

TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 615,409	$ 558,440

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,
	2023	2022
(in thousands)
Costs and expenses
Operating costs	$ 10,026	$ 3,265
Research and development	47	483
Selling, general and administrative	2,318	3,335
Total operating costs and expenses	12,391	7,083
Interest expense (income), net	$ 525	$ 908
Other expense	13	32
Total other expense	$ 538	$ 940
Net loss	$ (12,929)	$ (8,023)

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY
(Unaudited)

	For the six months ended June 30, 2023
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2022	$ 223,387	$ (126,585)	$ 96,802
Net Loss	—	(19,614)	(6,685)
Balance, March 31, 2023	$ 223,387	$ (133,270)	$ 90,117
Net Loss	—	$ (12,929)	(12,929)
Balance, June 30, 2023	$ 223,387	$ (146,199)	$ 77,188

	For the six months ended June 30, 2022
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2021	$ 223,387	$ (104,276)	$ 119,111
Net Loss	—	(10,939)	(5,480)
Balance, March 31, 2022	$ 223,387	$ (109,756)	$ 113,631
Net Loss	—	(8,023)	(8,023)
Balance, June 30, 2022	$ 223,387	$ (117,779)	$ 105,608

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(19,614)	$(10,939)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	4,361	1,385
Accretion of debt instrument discounts	126	116
Amortization of debt issuance costs	409	375
Operating lease amortization	611	35
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,664)	(1,132)
Prepaid expenses and other non-current assets	(116)	(65)
Accounts payable	1,482	1,145
Accrued expenses	555	1,430
Operating right-of-use liabilities	(448)	(40)
Net cash used in operating activities	$(16,298)	$(7,690)
Cash flows from investing activities
Purchases of property, plant and equipment	(66,480)	(80,200)
Net cash used in investing activities	$(66,480)	$(80,200)
Cash flows from financing activities
Due to Parent	78,168	97,620
Payments on capital leases	(38)	(21)
Net cash used in financing activities	$78,130	$97,599
Net (decrease) increase in cash and restricted cash	(4,648)	9,709
Cash and restricted cash, beginning of year	173,732	229,561
Cash and restricted cash, end of year	$169,084	$239,270
Supplemental disclosure of cash flow information
Non-cash operating activities:
Interest paid during the period, net of capitalized interest	$650	$—
Non-cash investing activities:
Additions to property, plant, and equipment in accounts payable	$1,953	$1,598
Additions to property, plant, and equipment in accrued expenses	$19,241	$19,743

PureCycle Technologies, LLC.
BUDGET TO ACTUAL

	For the Quarter Ended June 30, 2023
	Actual	Budget	$ Variance	% Variance	Explanations
(in thousands)			favorable / (unfavorable)
Costs and expenses
Operating costs	$10,026	$12,461	$2,435	20%	Favorable due to variable costs tied to production lower due to construction delays (e.g. water, electricity, transportation, etc.) and items in inventory not expensed through COGS, partially offset by unbudgeted post-construction engineering services commissioning costs
Research and development	47	40	(7)	(18) %	immaterial for review
Selling, general and administrative	2,318	925	(1,393)	(151) %	~$1.5MM in corporate overhead allocation for shared services (allocation of some corporate costs is required under GAAP)
Total operating costs and expenses	12,391	13,426	1,035	8%
Interest expense, net	$525	$4,866	$4,341	89%	1 month of interest expense beginning in June, offset by interest income for the quarter
Other expense	13	—	(13)	100%	immaterial for review
Total other expense, net	$538	$4,866	$4,328	89%
Net loss	$(12,929)	$(18,292)	$5,363	29%

PureCycle Technologies, LLC.

COVENANT COMPLIANCE

Days Cash on Hand: >75	As of June 30, 2023
Cash on Hand[1]	$ 51,903
Operating Expenses[2]	(8,857)
Debt Service for Period[3]	—
Total Operating Expenses + Debt Service	$ (8,857)
Daily Cash Required[4]	97
Days Cash on Hand	533	pass

Minimum Cash Required (at least $100M)	As of June 30, 2023
Cash & cash equivalents	$ 1,480
Liquidity Escrow Reserve	50,972
PureCycle Trustee Account	50,423
Operating Revenue Escrow Fund	3
Total Cash	$ 102,878	pass

1 Cash on hand includes the following amounts: Unrestricted cash & cash equivalents, the PureCycle Trustee Account, and the Operating Revenue Fund
2 Operating expenses include all operating costs except for depreciation and amortization
3 None for Q2 2023
4 Daily cash required = (total operating expenses + debt service) / days in period